Exhibit 10.1

August 6, 2025

Dear Steven,

The following (“Letter Agreement” and/or “Agreement”) will set forth the terms and conditions of your employment with First Advantage Corporation (the “Employer” or the “Company”) and replace any previous employment offers with the Employer.

1.
Position; Duties.
(a)
During your employment under this Letter Agreement, you will serve in a full-time capacity as Executive Vice President, Chief Financial Officer (CFO) of the Employer. In this position, you will have such duties, responsibilities, and authority commensurate with your position and you will report to the Employer’s Chief Executive Officer. Your employment with the Employer under this Letter Agreement commenced on November 8, 2024 (which date, for purposes of this Letter Agreement, will be hereafter referred to as the “Effective Date”). To the extent not defined herein, Exhibit A to this Letter Agreement sets forth the applicable definitions of capitalized terms in this Letter Agreement.
(b)
You will be a home-based employee; however, it is expected that you may be required to travel from time to time for business reasons to other locations.
(c)
By signing this Letter Agreement, you represent and warrant to the Employer, as of the Effective Date, that:
(i)
you are not under, subject to or otherwise obligated by any contractual commitments (including, without limitation, any non-competition, non-solicitation, proprietary information and inventions, members’, shareholders’, investors’ or similar agreements) that will be inconsistent with your obligations the Employer or any of its affiliates, or that would be breached by or would prevent or interfere with your execution of this Letter Agreement or your obligations under this Letter Agreement to the Employer; and
(ii)
you have no holdings in the capital stock or equity interests of any company (other than holdings of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation) that is in competition with any line of business conducted by the Employer or any of its affiliates.
2.
Salary. You will be paid a salary at the annual calendar year rate of $450,000.00 USD (the “Base Salary”), payable bi-weekly in accordance with the Employer’s standard payroll practices for salaried employees. The Base Salary will begin to accrue on and from the Effective Date and will be subject to annual review and adjustment pursuant to the Employer’s employee compensation policies in effect from time to time.
3.
Short-Term Incentive. First Advantage has adopted a discretionary management financial incentive plan, under which you are eligible to participate with a target award of 50% of your Base Salary (the “Performance Bonus”). Annual performance bonus opportunities are in the sole discretion of the Company. If payable, the Performance Bonus for each year will be paid following the completion of the Company’s annual financial audit for the applicable fiscal year, typically completed prior to the first quarter of the following year. Payment for the previous year is subject to your continued employment through the payment date.

4.
Other Benefits. During your employment with the Employer, you will be eligible to participate in the Employer’s benefit plans made available to executive officers of the Employer, including, but not limited to, any group health insurance plan, dental insurance plan, life insurance plan, long and short-term disability insurance plans, in accordance with standard terms and conditions of these plans. Such plans are subject to change or termination from time to time at the discretion of the Employer.
5.
Equity Compensation. You will be eligible to participate in the Company’s long-term incentive equity grant program as the Board determines in its discretion, in accordance with Company practices, and commensurate with your role from time to time.
6.
General Expense Reimbursement. During your employment and subject to the terms of the Employer’s expense reimbursement policies, the Employer will reimburse you for all reasonable business-related expenses that you incur on the Employer’s behalf, including, but not limited to, expenditures that you make in connection with travel, entertainment, and miscellaneous expenses. To obtain such reimbursement, you must timely submit reasonable documentation of such expenses in accordance with the standard policies and procedures established by the Employer as in effect from time to time.
7.
Period of Employment.
(a)
Your employment with the Employer will be “at will”, meaning that either you or the Employer will be entitled to terminate your employment at any time and for any reason, with or without Cause or Good Reason. Although, subject to the terms of this Letter Agreement, your job duties, title, compensation and benefits, as well as the Employer’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Employer.
(b)
Subject to and notwithstanding the other provisions of this Letter Agreement, if your employment with the Employer is terminated, your benefits under this Letter Agreement in the event of any such termination will be as set forth in this Paragraph 7(b).
(i)
In General. Upon termination of employment for any reason, you will be entitled to receive your Base Salary through the date on which your employment terminates (the “Date of Termination”), unpaid expense reimbursements eligible for reimbursement pursuant to Paragraph 6 hereof, and other amounts due to you pursuant to applicable law and the plans, policies, and practices of the Employer (the “Accrued Obligations”).
(ii)
Additional Payments Upon Termination Without Cause or Voluntarily for Good Reason. If your employment is terminated by the Employer without Cause or in the event that you voluntarily terminate your employment with the Employer with “Good Reason” and subject to the conditions set forth in Paragraph 7(c) and 7(d), you also will be entitled to (i) continued payment of your Base Salary (the “Severance Payments”) for a period of twenty-six (26) weeks (the “Severance Period”) following the expiration of the Revocation Period (as defined below), in accordance with the Employer’s standard payroll practices, and (ii) payment representing the continuation of healthcare benefits for six (6) months following your termination of employment, if and to the extent such coverage would not subject the Company or any of its affiliates or subsidiaries to any tax or penalty under the Patient Protection and Affordable Care Act or other applicable law; provided that such healthcare benefits shall cease when you become eligible to obtain healthcare benefits through new employment or otherwise.

(c)
Release of Claims. Notwithstanding anything in this Letter Agreement to the contrary, you (or your estate or representative, as applicable) will be obligated to execute, within thirty days (30) following your Date of Termination (the “Consideration Period”) a General Release of claims in favor of the Employer, substantially in the form attached hereto as Exhibit B, which release shall have become effective and irrevocable in its entirety, as a condition to receiving any benefits and payments under this Paragraph 7 (other than payment of the Accrued Obligations). Your failure or refusal to sign the General Release (or your revocation of such release in accordance with applicable law) will result in the forfeiture of the payments and benefits under this Paragraph 7 and the repayment of any amounts already paid to you (other than the Accrued Obligations). You will receive these Severance Payments on the regular bi-weekly payroll schedule for the duration of the Severance Period, beginning on the next feasible pay day after the end of the Revocation Period. You will have up to seven (7) days after signing the General Release to revoke it (the “Revocation Period”). Your revocation shall be effective only upon actual, timely receipt by the Company of a written, signed notice of revocation to the Company no later than 5:00 PM Eastern Standard Time on the seventh (7th) day after you have signed the General Release. Should you choose to revoke the General Release, the Company shall have no obligation to pay you the payments and benefits per Paragraph 7(b)(ii) above. The General Release is not effective or enforceable until the Revocation Period expires.
(d)
Compliance with Obligations. If, following a termination of employment you breach, in any material respect, any provision of Paragraphs 8 and 9 of this Letter Agreement, or any other agreement between you and the Employer or any of their affiliates, including any provision of the Confidential Information and Inventions Assignment Agreement attached hereto as Exhibit C (the “Confidentiality Agreement”), without limiting any other remedies that such parties may have, you will not be eligible, as of the date of such breach, for any of the payments and benefits described under this Paragraph 7 (other than the Accrued Obligations) and any and all obligations and agreements of the Employer with respect to such payments shall thereupon cease.
(e)
Effect of Termination. The termination of your employment for any reason will constitute your resignation from (i) any director, officer or employee position you have with the Employer or any affiliate thereof, and (ii) all fiduciary positions (including as a trustee) you hold with respect to any employee benefit plans or trusts established by the Employer or any of its affiliates. You hereby agree that this Letter Agreement will serve as written notice of resignation in this circumstance, and you agree to execute any resignation letter consistent with the foregoing that the Employer reasonably requests.
8.
Outside Activities.
(a)
Exclusive Services. During your employment with the Employer, you will not engage in any other gainful employment, business, or activity without the written consent of the Employer. The Employer reserves the right to require you to resign from any board or similar body on which you may serve if it determines in good faith that your service on such board interferes with the effective discharge of your duties and responsibilities to the Employer or any of its affiliates. In addition, you will not own, directly or indirectly, any capital stock or equity interests of any company which is in competition with any line of business conducted by the Employer or any of its affiliates; provided, however, that you may passively own, directly or indirectly, up to one percent (1%) of the outstanding capital stock of any publicly traded corporation.

(b)
Non-Disparagement. While employed by the Employer and thereafter, you will not knowingly disparage, criticize, or otherwise make any derogatory statements regarding the Employer, or any of its affiliates, or any of their respective directors or officers. The members of the Company’s Board of Directors will not knowingly disparage, criticize, or otherwise make any derogatory statements regarding you. Notwithstanding the foregoing, nothing contained in this Letter Agreement will be deemed to restrict any individual or entity from providing truthful information to any governmental or regulatory agency (or in any way limit the content of any such information) to the extent they are requested or required to provide such information pursuant to applicable law or regulation.
(c)
Trade Secrets. In the course of your employment with the Employer, you have become, and will continue to become, familiar with the trade secrets of the Employer and its affiliates (collectively, the “Company Group”) and with other confidential information concerning the business of the Company Group. Because of the foregoing and in further consideration of the compensation and other benefits to be provided to you under this Letter Agreement, you will not during your employment with the Employer, and continuing thereafter, directly or indirectly use trade secrets (as such term is defined in Section 3426(1)(d) of the Uniform Trade Secrets Act) of the Company Group, confidential information or proprietary materials of the Company Group or otherwise engage in unfair competition against the Company Group.
(d)
Non-Solicitation. While you are employed by the Employer or any of its affiliates and continuing for a period of 12 months thereafter, (the “Restricted Period”), you will not, directly or indirectly, (i) knowingly interfere with or attempt to interfere with the relationship between any person who is, or was during the then most recent six (6)-month period, an employee, officer, representative or agent of the Employer or any of its affiliates, or solicit, induce or attempt to solicit or induce any of them to leave the employ of the Employer or any of its affiliates, or violate the terms of its contracts, or any employment arrangements, with such entities; or (ii) induce or attempt to induce any customer, client, supplier, licensee or other person or entity, who I had material contact with during my Engagement, then having a business relationship with the Employer or any of its affiliates to cease doing business with the Employer or any of its affiliates, or in any way knowingly interfere with the relationship between the Employer or any of its affiliates and any customer, client, supplier, licensee or other business relationship. As used herein, the term “indirectly” will include, without limitation, the authorized use of your name by any competitor of the Employer or any of its affiliates to induce or interfere with any employee or business relationship of the Employer or any of its affiliates.
(e)
Non-Competition. During the Restricted Period, you shall not, directly or indirectly, whether as principal, agent, partner, officer, director, stockholder, employee, consultant or otherwise, alone or in association with any other person or entity, own, manage, operate, control, participate in, invest in (other than an investment that results in you passively owning less than one-percent (1%) of the outstanding voting stock of a publicly traded company), or carry on a business that directly competes with the products and services currently offered by the Employer or any of its affiliates.

9.
Confidentiality. Like all employees, you will be required, as a condition of your employment with the Employer, to sign the Confidentiality Agreement, which is the Employer’s standard form of Confidential Information and Inventions Assignment Agreement. For all purposes of this Letter Agreement, the covenants contained in the Confidentiality Agreement are incorporated herein by reference as if such covenants were set forth herein in full.

10.
Material Inducement; Injunctive Relief. You acknowledge and agree that the covenants entered into by you in Paragraphs 8 and 9 are essential elements of the parties’ agreement as expressed in this Letter Agreement, are a material inducement for the Employer to enter into this Letter Agreement and the breach of any of those covenants would be a material breach of this Letter Agreement. You further acknowledge and agree that the Employer’s remedies at law for a breach or threatened breach of any of the provisions of Paragraphs 8 and 9 would be inadequate. In recognition of this fact, you agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Employer will be entitled to obtain equitable relief in the form of a temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available, without bond or security, restraining you from engaging in the activities prohibited by Paragraphs 8 and 9 of this Letter Agreement, or such other relief as may be required specifically to enforce this Letter Agreement.
11.
Withholding. All forms of compensation referred to in this Letter Agreement are subject to reduction to reflect applicable withholding and payroll taxes and any other legal deduction or withholding requirements.
12.
Section 409A of the Code.
(a)
This Letter Agreement is intended to meet the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted and construed consistent with that intent. For purposes of this Letter Agreement, the terms “terminate,” “terminated,” and “termination” mean a termination of your employment that constitutes a “separation from service” within the meaning of the default rules of Section 409A of the Code.
(b)
Notwithstanding any other provision of this Letter Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment will be paid (or provided) in accordance with the following:
(i)
If you are a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(I) of the Code on the date of your termination of employment, then no such payment shall be made or commence during the period beginning on the date of termination and ending on the date that is six (6) months following the date of termination or, if earlier, on the date of your death. The amount of any payment that would otherwise be paid to you during this period will instead be paid on the fifteenth (15th) day of the first calendar month following the end of the period.
(ii)
Payments with respect to reimbursements of expenses, business club memberships, financial planning expenses, relocation expenses or legal fees shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year.
13.
Entire Agreement. This Letter Agreement and its exhibits, including the referrals herein to other documents, plans and agreements, contain all of the terms of your employment with the Employer and supersede, as of the Effective Date, any prior understandings or agreements, whether oral or written, between you and the Employer or its predecessors or affiliates.

14.
Source of Payments. All payments provided under this Letter Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Employer, and no special or separate fund shall be established, and no other segregation of assets shall be made to assure payment. You will have no right, title, or interest whatsoever in or to any investments the Employer may make to aid the Employer in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.
15.
Severability. The illegality, invalidity, or unenforceability of any provision of this Letter Agreement under the law of any jurisdiction shall not affect its legality, validity, or enforceability under the law of any other jurisdiction, nor the legality, validity, or enforceability of any other provision. In addition to, and consistent with the foregoing, although the covenants in Paragraphs 8 and 9 of this Letter Agreement are considered by the Employer and you to be reasonable in all the circumstances, if one or more of such covenants should be held invalid as an unreasonable restraint of trade or for any other reason whatsoever, but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, then such covenants shall apply with such modifications as may be necessary to make them valid and effective.
16.
Nonassignability; Binding Agreement. Your rights, duties, obligations or interests under this Letter Agreement will not be assignable or delegable by you, and all of the rights and obligations of the Employer hereunder will not be assignable by the Employer except as incident to a change of control, reorganization, merger or consolidation of the Employer, or any other transfer of all or substantially all of the Employer’s assets.
17.
Amendment, Governing Law, and Venue. This Letter Agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Employer. The terms of this Letter Agreement and the resolution of any disputes will be governed by the law of the State of Georgia, without giving effect to the principles of conflict of laws, and shall be filed in a court sitting in Atlanta, Georgia.
18.
Arbitration. You and the Employer agree that to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Letter Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, of your employment by the Employer or any termination thereof, will be settled by arbitration to be held at a location in Atlanta, Georgia in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Employer and you each will separately pay its costs and expenses of the arbitration, unless the arbitrator determines otherwise in accordance with applicable law.

We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating the enclosed duplicate original of this Letter Agreement and the enclosed Confidentiality Agreement, and returning them to me upon completion. As required by law, your employment with the Employer is also contingent upon your providing legal proof of your identity and authorization to work in the United States.

We look forward to your continued success with the Company.

Very truly yours,

FIRST ADVANTAGE CORPORATION

By:	/s/ Bret Jardine
Name: Bret Jardine
Title: Chiel Legal Officer

I have read and accept this employment offer:

/s/ Steven Marks	Dated:	August 6, 2025
Steven Marks

Exhibit A

Definitions

For purposes of the Letter Agreement, the terms set forth below will have the meanings set forth herein.

“Cause” means:

(a)
any failure or refusal to substantially perform your material duties (other than as a result of total or partial incapacity due to physical or mental illness), after giving effect to a cure period of ten (10) days following written notice by Employer to you of such failure, to the extent such failure or refusal is susceptible of cure;
(b)
dishonesty in the performance of your duties that has a material adverse effect on the operations, financial performance, business reputation or business relationships of the Employer, or any of its affiliates;
(c)
your conviction of, or plea of guilty or nolo contendere to, (x) any felony, or (y) any crime involving moral turpitude;
(d)
your willful malfeasance or willful misconduct in connection with your duties or any act or negligent omission that is injurious to the operations, financial condition, business reputation or business relationships of the Employer, or any of its affiliates;
(e)
your breach of any material written company policy that is injurious to the operations, financial condition, business reputation or business relationships of the Employer, or any of its affiliates;
(f)
any material misrepresentation or significant breach of any of the terms of this Letter Agreement or any other agreement between you and the Employer or any of its affiliates, or any significant failure to carry out your obligations under this Letter Agreement or any other agreement between you, the Employer or any of its affiliates; or
(g)
any judgment made by a court of competent jurisdiction or any binding arbitration award made by an arbitral body against you or the Employer that has the effect of materially diminishing your ability or willingness to perform the duties of your position as specified in Paragraph 1 of the Letter Agreement or the ability or willingness of the Employer to accept your performance of such duties (including, without limitation, any such determination or award enforcing any proprietary information and inventions or similar agreement with a third party).

“Good Reason” means the occurrence of any of the following without your prior written consent:

(a)
a material diminution in your base compensation (other than across-the-board reductions similarly affecting other comparable employees of the Employer and its subsidiaries);
(b)
a material diminution in your authority, duties, or responsibilities, provided that your continuing in the same role on a divisional or business unit basis, following a direct or indirect change of control of the Employer, shall not be Good Reason; or
(c)
any other action or inaction that constitutes a material breach of the Letter Agreement by the Employer;

provided, however, that you may not resign from your employment for Good Reason unless: (x) you provided the Employer with at least thirty (30) days prior written notice of your intent to resign for Good Reason (which notice must be provided within sixty (60) days following the occurrence of the event(s) purported to constitute Good Reason); and (y) the Employer has not remedied the alleged violation(s) within the thirty (30) day period.

Exhibit B

Form of: Release of Claims

This General Release (“General Release”) of all Claims (this “Agreement”) is entered into by Steven Marks (the “Executive”) and First Advantage Corporation (the “Employer”), effective as of .

In consideration of the promises set forth in the letter agreement between the Executive and the Employer, dated (the “Employment Agreement”), the Executive and the Employer agree as follows:

1.
Return of Property. All files, access keys and codes, desk keys, ID badges, computers, records, manuals, electronic devices, computer programs, papers, electronically stored information or documents, telephones and credit cards, and any other property of the Employer in the Executive’s possession must be returned no later than the date of the Executive’s termination from the Employer.
2.
General Release and Waiver of Claims.
(a)
Release. In consideration of the payments and benefits provided to the Executive under the Employment Agreement and after consultation with counsel, the Executive and each of the Executive’s respective heirs, executors, administrators, representatives, agents, insurers, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Employer, its subsidiaries and affiliates and each of their respective officers, employees, directors, members shareholders, parents and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, whether known or unknown, arising out of (i) the Executive’s employment relationship with and service as an employee, officer or director of the Employer or any subsidiaries or affiliated companies and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the Executive does not release, discharge or waive any rights to (i) payments and benefits provided under the Employment Agreement that are contingent upon the execution by the Executive of this Agreement, and (ii) any indemnification rights the Executive may have in accordance with the Employer’s governance instruments or under any director and officer liability insurance maintained by the Employer with respect to liabilities arising as a result of the Executive’s service as an officer and employee of the Employer. This Section 2(a) does not apply to any Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Claims arising under ADEA are addressed in Section 2(b) of this Agreement.

Rev.01242024

(b)
Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims arising under ADEA that the Releasors may have as of the date the Executive signs this Agreement. By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Employer in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement; and (iv) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has seven days following the date on which he signs this Agreement within which to revoke the release contained in this paragraph, by providing the Employer with a written notice of his revocation of the release and waiver contained in this paragraph.
(c)
No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement. The Employer may assign this Agreement, in whole or in part, to any affiliated company or subsidiary of, or any successor in interest to, the Employer.
3.
Proceedings.

(a) General Agreement Relating to Proceedings. The Executive has not filed, and except as provided in Sections 3(b) and 3(c), the Executive agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination of his employment, other than with respect to the obligations of the Employer to the Executive under the Employment Agreement or any indemnification rights the Executive may have in accordance with the Employer’s governance instruments or under any director and officer liability insurance maintained by the Employer (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

(b) Proceedings Under ADEA. Section 3(a) shall not preclude the Executive from filing any complaint, charge, claim or proceeding challenging the validity of the Executive’s waiver of Claims arising under ADEA (which is set forth in Section 2(b) of this Agreement). However, both the Executive and the Employer confirm their belief that the Executive’s waiver of claims under ADEA is valid and enforceable, and that their intention is that all claims under ADEA will be waived.

(c) Certain Administrative Proceedings. In addition, Section 3(a) shall not preclude the Executive from filing a charge with or participating in any administrative investigation or proceeding by the Equal Employment Opportunity Commission or another Fair Employment Practices agency. The Executive is, however, waiving his right to recover money in connection with any such charge or investigation. The Executive is also waiving his right to recover money in connection with a charge filed by any other entity or individual, or by any federal, state or local agency.

Rev.01242024

4.
Remedies. In the event that (i) the Executive initiates or voluntarily participates in any Proceeding in violation of this Agreement, or (ii) he fails to abide by any of the terms of this Agreement or his post-termination obligations contained in the Employment Agreement, or (iii) he revokes the ADEA release contained in Section 2(b) within the seven-day period provided under Section 2(b), the Employer may, in addition to any other remedies it may have, reclaim any amounts paid to him under the termination provisions of the Employment Agreement or terminate any benefits or payments that are subsequently due under the Employment Agreement; any such reclamation or termination by the Employer in accordance with this Section 4 shall not operate as a waiver of the release granted herein in the circumstances described in the foregoing clauses (i) and (ii). The Executive acknowledges and agrees that the remedy at law available to the Employer for breach of any of his post-termination obligations under the Employment Agreement or his obligations under Sections 2 and 3 herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to measurement in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Employer may have at law or in equity or as may otherwise be set forth in the Employment Agreement, the Employer shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from breaching his post-termination obligations under the Employment Agreement or his obligations under Sections 2 and 3 herein. Such injunctive relief in any court shall be available to the Employer, in lieu of, or prior to, or pending determination in, any arbitration proceeding.

The Executive understands that by entering into this Agreement he shall be limiting the availability of certain remedies that he may have against the Employer and also limiting his ability to pursue certain claims against the Employer.

5.
Severability Clause. In the event that any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative.
6.
Nonadmission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Employer.
7.
Governing Law and Forum. This Agreement and all matters or issues arising out of or relating to your employment with the Employer shall be governed by the laws of the State of Georgia applicable to contracts entered into and performed entirely therein. Any action to enforce this Agreement shall be brought solely in the state or federal courts located in Atlanta, Georgia.
8.
Notices. Notices under this Agreement must be given in writing, by personal delivery, regular mail or receipted email, at the parties’ respective addresses shown on this Agreement (or any other address designated in writing by either party), with a copy, in the case of the Employer, to the attention of the Employer’s General Counsel. Any notice given by regular mail shall be deemed to have been given three days following such mailing.

Rev.01242024

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

FIRST ADVANTAGE CORPORATION

By:______________________________

Steven Marks

________________________________

Dated:___________________________

Rev.01242024

Exhibit C

FIRST ADVANTAGE CORPORATION

CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT

Instructions

Please take the time to review your Confidential Information and Inventions Agreement (the “Agreement”) with First Advantage Corporation. It contains material restrictions on your right to disclose or use, during or after your service with the Company, certain information and technology learned or developed by you (either alone or jointly with others) during your service with the Company. The Company considers this Agreement to be very important to the protection of its business.

If you have any questions concerning the Agreement, you may wish to consult an attorney. Managers, legal counsel and others in the Company are not authorized to give you legal advice concerning the Agreement.

In consideration of my Engagement (as defined below in Paragraph 1) with First Advantage Corporation, a Delaware Corporation, and/or its subsidiaries, parents, holding companies, related companies, and affiliates (collectively referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

1.
Engagement. For purposes of this Confidential Information and Inventions Agreement (this “Agreement”), my “Engagement” means my initial and/or continuing engagement as an employee, director or officer of the Company.
2.
Confidential Information. For purposes of this Agreement, “Confidential Information” means any and all information, ideas and materials, in whatever form, tangible or intangible, pertaining in any manner to the business of or used by the Company (including, without limitation, any person or entity owned by, controlled by or affiliated with the Company) or to any other person or entity to whom or to which the Company owes a duty of confidentiality. Confidential Information includes, but is not limited to, any trade secret, data, know-how, knowledge, idea, information and materials relating to the past, present, planned or foreseeable business, products, services, developments, technology or activities of the Company. The following list is intended as a list of examples of Confidential Information only and not an exhaustive list: (1) any information or data regarding real estate, property or related subjects that the Company has developed, compiled, researched, organized, purchased or has plans to market and/or sell; (2) any work of authorship, invention, improvement or discovery; (3) any patent disclosure or patent application; (4) any composition, design, formula, method, technique, process, program, specification or system; (5) any financial or investor information; (6) any personal or personnel information, and other terms of employment of the Company’s employees, officers and directors (except my own); (7) any names, personally identifiable information, history, preferences and practices of any customers or potential customers, licensors, licensees, vendors, suppliers, distributors, candidates, consumers, other natural persons, or partners; (8) any costs or prices at which the Company obtains or has obtained, or at which it sells or has sold, its proprietary information and data products or services; (9) any plans for research, development, property data compilation, marketing and sales; (10) any tangible or electronic document, log, record, file, book, notebook, paper, photograph, printout,

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drawing, diagram, flow-chart, sketch or other visual representation embodying, reflecting, summarizing, compiling, representing or containing any of the foregoing; and (11) any other information that is not known to the public. Confidential Information does not include any information, idea or material (i) that is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information, ideas or materials (without confidential or proprietary restriction), (ii) that was rightfully in my possession or part of my general knowledge prior to or independent of my Engagement, or (iii) that is or becomes publicly known or is legitimately in the public domain through lawful means and without breach of this Agreement by me or others.
3.
Marking. Confidential Information may be stamped or otherwise marked “Confidential,” “Proprietary,” or with some similar designation, but if any information or material is not so marked and it meets the definition in the foregoing Paragraph 2, it is still Confidential Information. If I am uncertain as to whether particular information or materials are Confidential Information, I will request the Company’s written opinion as to their status.
4.
Restrictions on Access, Use and Disclosure. I understand and agree that I must safeguard and maintain the confidentiality, integrity and availability of all Confidential Information at all times. I will not, during or at any time after the cessation of my Engagement with the Company for whatever reason, access, use, reproduce, or disclose any Confidential Information, except (a) in the course of performing my duties as an employee, director or officer of the Company, or (b) with the prior written consent of the Company. I will access, use, reproduce and/or disclose only the minimum Confidential Information necessary to perform my assigned duties. I also will use my best efforts to prevent the unauthorized access, reproduction, disclosure, misappropriation or use of Confidential Information by others.

Nothing in this Agreement shall prohibit or impede me from communicating, cooperating or filing a complaint with any federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided that in each case such communications and disclosures are consistent with applicable law. I understand and acknowledge that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I understand and acknowledge further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Furthermore, I understand that the Company will not limit my right to receive an award for providing information pursuant to the whistleblower provisions of any applicable law or regulation to any Governmental Entity. Notwithstanding the foregoing, under no circumstances will I be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company and its subsidiaries without prior written consent of the Company’s Chief Legal Officer or other individual designated by the Company.

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5.
Transmission or Transfer of Confidential Information. I will not download or save any Confidential Information to any personal removable storage device (including but not limited to external hard drives, USB memory devices, PDAs or iPods, etc.) or transmit or transfer (via electronic mail or otherwise) Confidential Information off-site or to any non-Company computer system, email addresses, data storage location, or entity. Any Confidential Information transmitted or transferred shall be on Company-issued removable storage devices only and shall remain Company property at all times.
6.
Generative Artificial Intelligence. To the extent I am permitted to utilize generative artificial intelligence (“AI”), including, but not limited to, ChatGPT, under my employment with the Company, I will exercise caution and ensure that no Confidential Information is released or disclosed in any manner. Along those lines, I will further exercise caution and ensure that no Confidential Information is used, typed or inserted in any AI queries, conversations or inputs. I will also exercise caution and ensure that my use of AI does not result in content or any other output that could infringe on the intellectual property rights or any other rights of any third party. To the extent I utilize AI in my work product for the Company that may be shown or used externally outside of the Company, I will notify my supervisor or other such appropriate Company personnel so that any risks or issues in utilizing the work product can be evaluated.
7.
Procedure for Obtaining Authorization for Information Disclosure. I understand that from time to time, the Company may issue written instructions explaining how personnel may obtain authorization for the disclosure of Confidential Information outside of the Company. I will familiarize myself with these instructions promptly when they are issued or revised and agree to follow them.
8.
Company-Owned Materials. I also acknowledge that all information generated, received or maintained by or for me on the premises or equipment of the Company (including, without limitation, telephone or computer systems, mobile devices and electronic or email or voice mail systems) is the sole property of the Company, and I hereby waive any property rights I may have with respect to such information. I further acknowledge and agree that I have no expectation of privacy related to such information or related to my use of the Company’s telephone or computer systems (including, but not limited to, stored information and data, e-mail messages, texts, applications and voicemails) and that my use of, as well as any files or messages on the Company’s telephone, computer systems or applications may be monitored or reviewed at any time without notice, regardless of the Company’s past practice or frequency of monitoring. Upon cessation of my Engagement for whatever reason, or at any other time at the Company’s request, I will immediately return and deliver to the Company all the Company’s equipment and all copies of any tangible or electronic records or files of any work product, e-mails, email attachments, contacts, calendars, call logs, voicemails, documents, presentations, programs, correspondence, notes, drawings, memoranda, manuals, lists, data, notebooks, and other information in my possession or under my control, whether prepared by me or by others, that contain, constitute or relate in any way to Confidential Information. Further, to the extent that I used my own personal computers, cell phones, personal data assistants, thumb drives or other electronic memory or storage devices to access, store or transmit the Confidential Information, immediately upon termination of my employment with the Company, and any other time the Company requests, I shall delete all Confidential Information from my property and provide written verifications of such deletions upon request.

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9.
Security of Computer Equipment and Confidential Information. I will use my best efforts to maintain the integrity and security of the Company’s computer systems. I further agree to: (a) not access any of the Company’s systems without prior authorization; (b) not obtain other user’s login names and/or passwords (including coworkers or others); (c) not provide my user login name and password to others; (d) not attempt to breach or defeat computer, application, or network security measures; (e) not intercept, access, or monitor electronic files or communications of other users or third parties without approval from such users or third parties; physically protect and secure any mobile devices used for company business when outside of Company offices; and (f) lock or shutdown my computer whenever it is left unattended.
10.
Assignments. I hereby assign, and agree to assign to the Company, without additional compensation, my entire right, title and interest in and to all Creations. “Creations” means inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, modifications and improvements, whether or not patentable or reduced to practice and whether or not copyrightable, that relate in any manner to the actual or demonstrably anticipated business or research and development of the Company or its affiliates, and that are made, conceived or developed by me (either alone or jointly with others), or result from or are suggested by any work performed by me (either alone or jointly with others) for or on behalf of the Company or its affiliates, (i) during the period of my Engagement with the Company, whether or not made, conceived or developed during regular business hours, or (ii) after termination of my Engagement if based on Confidential Information. All such Creations are the sole property of the Company or any other entity designated by it, and, to the maximum extent permitted by applicable law, any copyrightable Creation is created within the scope of my employment and is a work made for hire. To the extent any of the Creations are not a work made for hire, as stated above, I agree to assign and do assign to Company all rights in such Creations.
11.
Disclosures. I will disclose promptly and fully in writing to the Company’s Chief Executive Officer, General Counsel, or their designees, and will hold in confidence for the sole right, benefit and use of Company, any and all Creations created during my Engagement or within one year after the cessation of my Engagement to allow the Company to determine if additional actions are necessary to perfect the Company’s right, title and interest in such Creation. In addition, I will keep and maintain adequate and current written records on the development of all Creations made, conceived or developed by me (either alone or jointly with others) during my period of Engagement or during the one-year period following cessation of my Engagement, which records will be available to and remain the sole property of the Company at all times.
12.
Execution of Documents. I will, at the Company’s request, promptly execute a written assignment of inventions, copyright and title for any Creation. I further agree to perform, during and after my Engagement, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Creations. Such acts may include, but are not limited to, the execution of documents and assistance or cooperation in legal proceedings. I also hereby irrevocably appoint the Company and any of its officers as my agent and attorney-in-fact to undertake such acts in my name.
13.
Prior Creations. All inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, modifications, improvements or other creations, if any, that I made, conceived or developed (either alone or jointly with others) prior to my Engagement (collectively, “Prior Creations”) are excluded from the scope of this Agreement. Set forth on Exhibit A is a complete list of all Prior Creations. I will notify the Company in writing if I believe the Company needs rights to use any Prior Creation.

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14.
Confidential Information of Others. I will not disclose to the Company any confidential, proprietary or trade secret information or material belonging to others which has previously or will come into my knowledge or possession, nor will I use any such information or material in the course of my Engagement. Except as disclosed on Exhibit A, I have no other agreements or relationships with or commitments to any other person or entity that conflict with my obligations to the Company. I will also comply with all the Company’s confidentiality agreements of which I am aware with other persons or entities. I understand that the Company has no interest in using any other person’s patents, copyrights, trade secrets, or trademarks in an unlawful manner.
15.
Conflicting Employment. During my Engagement, I will not engage in any business activities that are competitive with the Company or otherwise in conflict with my duties on behalf of the Company, unless the Company has given its consent in writing. These obligations include after hours, on weekends, and during vacation time, even if only organizational assistance or limited consultation is involved, whether or not I receive compensation from the competing or conflicting entity or person. It would be unfair for an employee of the Company to be recruiting personnel from the ranks of the Company’s employees while still engaged and being paid by the Company. The time, effort, and capital invested by the Company in its workforce should not be diverted by someone operating on an inside track. In addition, it would be an unfair business practice for individuals still engaged by the Company to be involved in preparation or activities to form and pursue a competitive business while receiving wages and other benefits from the Company.
16.
Conduct. I will at all times comply with the highest standards of business conduct and ethics and with all applicable laws, rules and regulations. During my Engagement, if I have any knowledge that this Agreement has been breached by any employee of the Company or that any unethical or illegal business practice may be occurring, I will notify the Company immediately. This obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances. I agree to resolve all doubts by reporting to the Company the information that has come to my attention. By way of example, I agree to report the incident immediately if anyone who is, or within the most recent twelve (12) months has been, an employee, director or officer of the Company, directly or indirectly violates Paragraph 17 (Non-Solicitation) hereof. I agree to disclose this Agreement to all prospective employers, whether or not such prospective employer’s business is competitive with, or related to, the business of the Company at any time. I hereby consent to and agree that the Company may disclose this Agreement to anyone, at any time, whether or not it has reason to believe that I have breached, or threatened to breach, any provision of this Agreement.
17.
Non-Solicitation of Employees. I acknowledge that the Company’s relationships with its employees are valuable business assets. I will not, directly or indirectly, for myself or for any third party, during my Engagement and for twelve (12) months thereafter, recruit, solicit for hire, or divert from the Company any employee of the Company.
18.
Non-Solicitation of Customers, Service Providers and Vendors. I also acknowledge that the Company’s relationships with its customers, service providers and vendors are valuable business assets, and that my Engagement may result in me being provided with Company trade secrets (as defined by the Uniform Trade Secrets Act and/or state laws) relating to such relationships. During my Engagement and at any time thereafter, I will not use any of the Company’s trade secrets to solicit or encourage any customer, service provider or vendor to cease doing business with the Company and/or to commence doing business with any other person or entity.

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19.
Remedies. Nothing in this Agreement is intended to limit any remedy of the Company under any applicable laws, and I understand that I could face possible civil actions resulting in substantial monetary liability if I misappropriate the Company’s Confidential Information. In addition, I acknowledge that it may be extremely difficult to measure in money the damage to the Company of any failure by me to comply with this Agreement, that the restrictions and obligations under this Agreement are material, and that, in the event of any failure by me to comply with this Agreement, the Company could suffer irreparable harm and significant injury and may not have an adequate remedy at law or in damages. Therefore, if I breach any provision of this Agreement, the Company will be entitled to the issuance of an injunction or other restraining order or to the enforcement of other equitable remedies against me to compel performance of the terms of this Agreement without the necessity of showing or proving it has sustained any actual damage or posting any bond. This will be in addition to any other remedies available to the Company in law or equity. I agree that the duration of the provisions of this Agreement shall be extended by any period of time during which I am in breach of any provision(s) of this Agreement. My obligations in this Agreement are independent of any other obligation of the Company (including any promise or agreement contained in this Agreement or any other agreement between me and the Company or any obligation that otherwise arises from any aspect of the engagement). The existence of any claim or cause of action by me against the Company, whether predicated on this Agreement or any other basis, shall not constitute a defense to the enforcement of this Agreement.
20.
General Provisions. This Agreement constitutes the entire agreement between the Company and me relating to the same subject matter, replaces any existing agreement entered into by me and the Company relating to the same subject matter, and may not be changed or modified, in whole or in part, except by written supplemental agreement signed by me and the Company. A party’s delay, failure or waiver of any right or remedy under this Agreement will not impair, preclude, cancel, waive or otherwise affect such right or remedy or any subsequent rights or remedies that may arise. This Agreement does not alter my at-will employment status; my employment is for an unspecified term and may be terminated by either the Company or me at will at any time, with or without cause or advanced notice. No subsequent change in my duties or compensation will modify the validity or scope of this Agreement. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not fail on account thereof but will otherwise remain in full force and effect. If any obligation in this Agreement is held to be too broad to be enforced, the Company and I agree that it will be construed to be enforceable to the full extent permitted by law. The obligations of this Agreement will continue beyond the termination of my Engagement and will be binding upon my heirs, executors, assigns, administrators, legal representatives and other successors in interest. This Agreement will inure to the benefit of the Company, its successors, assigns and affiliates, and such successors and assignees are authorized to enforce all provisions herein. This Agreement will be governed by and construed in accordance with the laws of the state in which I am engaged, without giving effect to its conflict of law rule.

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Exhibit 1

Excluded Creations; Prior Commitments

1.
Excluded Creations. Except as set forth below, there are no creations, inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, patents, copyrights, trademarks or trade secrets, or any claims, rights or modifications or improvements to the foregoing, that I have made, conceived, developed or first reduced to practice (either alone or jointly with others) prior to my Engagement, that are owned by me, alone or jointly with others, and which I desire to exclude from the operation of the Agreement. I represent and warrant that the following is a complete and current list of all Excluded Creations (if none, write “NONE”):

None

2.
Prior Agreements/Commitments. Except as set forth below, there are no agreements or relationships with or commitments to any other person or entity that conflict with my obligations as an employee, director or officer of the Company or under the Agreement. I represent and warrant that the following is a complete and current list of all such agreements, relationships or commitments (if none, write “NONE”):

None

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APPENDIX A

These modifications shall apply if you are engaged in an identified state and are subject to its laws and shall continue to apply for as long as you are engaged in that state.

1. CALIFORNIA

•
The provisions of Section 4 shall be rewritten as follows:

4. Restrictions on Access, Use and Disclosure. I understand and agree that I must safeguard and maintain the confidentiality, integrity and availability of all Confidential Information at all times. I will not, during or at any time after the cessation of my Engagement with the Company for whatever reason, use the Company’s trade secrets to interfere with the relationship between the Company and a customer. I agree that it shall be considered a prohibited act of interference for me to use the Company’s trade secrets to participate in soliciting, encouraging, or inducing a customer (a) to obtain a Competing Product or Service elsewhere, or (b) to stop or reduce doing business with the Company, except where such conduct is expressly authorized in writing by an authorized officer of the Company. The parties stipulate that this restriction is inherently limited to a reasonable geography or geographic substitute because it is limited to the place or location where the customer is located at the time.

Notwithstanding the foregoing, I understand and agree that I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information constituting a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I should file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order. I understand that nothing contained in this Agreement limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I understand that this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

•
The provisions of Section 15 shall not apply.
•
California Labor Code Section 2870
(a)
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information, except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b)
To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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2. GEORGIA

•
“Confidential Information” shall be defined as data and information:
(A)
Relating to the business of the Company, regardless of whether the data or information constitutes a trade secret as that term is defined under Georgia law;
(B)
Disclosed to the employee or of which the employee became aware of as a consequence of the employee’s relationship with the employer;
(C)
Having value to the employer;
(D)
Not generally known to competitors of the employer; and
(E)
Which includes trade secrets, methods of operation, names of customers, price lists, financial information and projections, route books, personnel data, and similar information;

provided, however, that such term shall not mean data or information (A) which has been voluntarily disclosed to the public by the employer, except where such public disclosure has been made by the employee without authorization from the employer; (B) which has been independently developed and disclosed by others; or (C) which has otherwise entered the public domain through lawful means.

•
The provisions of Section 18 shall be rewritten as follows:

18. Non-Solicitation of Customers, Service Providers and Vendors. I
acknowledge that the Company’s relationships with its customers, service providers and vendors are valuable business assets, and that during my Engagement with the Company, I may be provided with Company’s Confidential Information or trade secrets (as defined by applicable law) relating to such relationships. Accordingly, and to the fullest extent permitted by law, I agree that I will not, directly or indirectly, for myself or for the benefit of any third party, during my Engagement and for twelve (12) months thereafter, use any of the Company’s Confidential Information or trade secrets to solicit or encourage any customer, service provider or vendor who I had material contact with during my Engagement to cease doing business with the Company, alter its business relationship with the Company, and/or commence doing business with any other person or entity.

3.
ILLINOIS
•
The introductory paragraph shall be rewritten as follows:

In consideration of my initial employment and professional and financial benefits with First Advantage Corporation, a Delaware Corporation, and/or its subsidiaries, parents, holding companies, related companies, and affiliates (collectively referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

•
The provisions of Section 15 shall not apply to any employee unless the employee’s actual or expected annualized rate of earnings exceeds $75,000 per year; and
•
The provisions of Sections 15, 17 and 18 shall not apply to any employee unless the employee’s actual or expected annualized rate of earnings exceeds $45,000 per year.
4.
NORTH CAROLINA
•
The introductory paragraph shall be rewritten as follows:

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In consideration of my initial employment with First Advantage Corporation, a Delaware Corporation (referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

•
The following language shall be REMOVED from Section 2:

(including, without limitation, any person or entity owned by, controlled by or affiliated with the Company)

5.
PENNSYLVANIA
•
The introductory paragraph shall be rewritten as follows:

In consideration of my initial employment with First Advantage Corporation, a Delaware Corporation, and/or its subsidiaries, parents, holding companies, related companies, and affiliates (collectively referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

6.
TEXAS
•
The introductory paragraph shall be rewritten as follows:

In consideration of my initial employment with First Advantage Corporation, a Delaware Corporation, and/or its subsidiaries, parents, holding companies, related companies, and affiliates (collectively referred to as “First Advantage” or the “Company”), and other valuable consideration, including but not limited to training and the receipt of confidential information, I agree as follows:

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CONFIDENTIAL INFORMATION AND INVENTIONS AGREEMENT ACKNOWLEDGEMENT

I acknowledge that I have read and that I understand all the provisions of this agreement, a copy of which has been delivered to me. By signing below, I agree to be bound by all its terms.

/s/ Steven Marks	Steven Marks	August 6, 2025
Signature	Print	Date

HRSS@fadv.com 1 Concourse Parkway NE, Suite 200 Atlanta, GA 30328